                                                 CONSULTING AGREEMENT

         This Consulting Agreement (Agreement) is entered into by Edison International, a California corporation
(the Company) and William J. Heller (Consultant) effective August 1, 2002 (Effective Date).

         WHEREAS, the Company desires to engage the services of Consultant and Consultant agrees to act as an independent contractor on behalf of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, the parties agree as follows:

         1.       Consultant agrees that for a period of one year commencing on the Effective Date, he will be available to serve as an independent contractor by rendering advice and assistance to the Company in connection with its business affairs with which he became familiar while he was employed by the Company or any of its affiliates, under the direction of the Chief Executive Officer the Company, or such other Company officers the
CEO may designate.  The scope of such work may be spelled out in one or more purchase orders or engagement letters.  The Company will give Consultant reasonable prior notice of its need for his services and will make reasonable scheduling accommodations to recognize Consultant's other business and personal activities and plans.

         2.       In consideration of the services to be performed during the term of this Agreement, the Company will pay Consultant a retainer of $100,000 within two weeks following the Effective Date.  Consultant will make himself reasonably available for consulting services for up to 40 hours per month for the first six months of this Agreement, and for up to 20 hours per month for the second six months of this Agreement.  Consultant will be paid at a rate of $200 per hour for his consulting services.  The Company is not obligated to use a minimum number of hours of Consultant's services.

         3.       The Company agrees to reimburse Consultant for any expenses reasonably incurred by him in connection with the performance of his consulting services pursuant to this Agreement.  Such expenses will include lodging, meals, travel, telephone, mileage and parking expense.  Consultant will submit written invoices accounting for his time and expenses on a monthly basis in accordance with the terms of any purchase order or engagement letter to the Company's Controller.

         4.       Consultant is not and will not be deemed an employee of the Company, or any affiliate of the
Company, while performing consulting services pursuant to this Agreement.  This Agreement will not, in any way, affect Consultant's rights to receive any and all Company benefits to which he may be entitled in accordance with the provisions of any other agreement or plan in which he was or is a participant.  The Company will comply with all applicable governmental reporting requirements with respect to compensation paid pursuant to this Agreement.
Consultant agrees that any federal, state, local and other applicable taxes which may become due and payable as a result of the compensation paid pursuant to this Agreement are the sole responsibility of Consultant.

         5.       Consultant agrees that the services to be rendered by Consultant pursuant to this Agreement are personal in nature and may not be assigned without prior written approval of the Chief Executive Officer or
General Counsel of the Company.

         6.       Consultant acknowledges that he is in possession of confidential trade secret and/or business information not publicly available concerning the Company and Company affiliates.  Consultant specifically agrees that he will not at any time, in any fashion, form, or manner use or divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any such confidential information concerning any matters affecting or relating to the business of the Company or any Company affiliate.

         7.       Consultant agrees that during the term of this Agreement he will not, directly or indirectly, for his own benefit, for the benefit of any person or entity other than the Company, or any Company affiliate, or otherwise:

         (a)      solicit, encourage or induce, or assist others to solicit, encourage or induce, any officer, director, executive or employee of the Company, or any Company affiliate, to leave his or her employment with the Company, or any Company affiliate for any reason;

         (b)      interfere  with any Company  business or  regulatory  relationship  existing as of the  Effective
         Date with any  customer,  supplier,  financier,  government  agency,  independent  contractor,  developer, promoter or others  having any  business  or  regulatory  relationship  with the  Company,  or any Company affiliate; or

         (c)      make or cause  to be made  any  public  statement  that is  disparaging  of the  Company,  or any
         Company  affiliate,  or their respective  businesses or that materially injures the business or reputation of the Company, or any Company affiliate, or their respective businesses.

         8.       Consultant further agrees that while this Agreement is in effect he will not, except with the written consent of the General Counsel of the Company, (a) render advice or services of any kind to any of the entities listed on Exhibit A, or their successors or affiliates, (b) render advice or services of any kind to any person or entity in respect to (i) any proposed or actual transaction or business relationship in locations outside Europe in which the Company or any of its affiliates is or would be a party, or (ii) any business activity that would be directly competitive with a business activity of the Company or any of its affiliates in locations outside Europe, (c) render advice or services to, or have any other business relationship with, any person or entity in respect to (i) any aspect of the COWL (Off-Shore Project in North Wales), or (ii) any
activity that is competitive with any of the Company's trading or marketing activities related to its First Hydro operations, or (d) render advice or services of any kind to any person or entity in respect to any litigation, administrative proceeding or other contested matter in which Consultant knows that the Company or any of its affiliates has an interest adverse to that of the person or entity to whom Consultant may be considering providing advice or services.

         9.       If, during the term of this Agreement, Consultant engages in discussions with any entity or person regarding Consultant providing services to such entity or person, or regarding engaging in any business enterprise with such entity or person, he may disclose the fact that he has agreed to the provisions of Section 8 for a period of one year beginning on the Effective Date, and he may also disclose the provisions of Section 8 to such entity or person.

         10.      WJH agrees that any violation of Section 7 or Section 8 shall constitute a material breach of this Agreement and that EME shall be entitled to injunctive interim relief to halt and/or prohibit any actual or threatened action by WJH in violation of Section 7 or Section 8.

         11.      If any provision of this Agreement or the application thereof is held invalid, the invalidity will not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications, and to this extent, the provisions of this Agreement are declared to be severable.

         12.      This Agreement is made and will be construed under the laws of the State of California.

         IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Consultant has hereunto set his hand.

William J. Heller                                            Edison International

                   [W. J. Heller]                            By               [Bryant C. Danner]
-------------------------------------------------------        ------------------------------------
                                                                               Bryant C. Danner
                                                             Title    [Exec. VP and General Counsel
                                                                   --------------------------------

Dated  [July 18, 2002] at                                    Dated [August 5, 2002] at

[Irvine], California.                                        [Rosemead], California.

                                                      Exhibit A

1.  Exelon Corporation
2.  National Grid Group plc
3.  California Public Utilities Commission
4.  Federal Energy Regulatory Commission
5.  Office of Gas and Electricity Markets (Great Britain)
6.  PG&E Corporation
7.  Sempra Energy